EXHIBIT 23


Coopers & Lybrand                           Certified Public Accountants


                       CONSENT OF COOPERS & LYBRAND

Ford Holdings, Inc.
The American Road
Dearborn, Michigan 48121


We consent to the incorporation by reference in the registration statements of Ford Holdings, Inc. on Form S-3 (No. 33-39129, 33-
48743, 33-60232, 33-63116 and 33-50419) and of Ford Holdings, Inc. and Ford
Motor Company on Form S-3 (No. 33-32641 and 33-55474) of our report dated February 1, 1994, on our audits of the consolidated financial statements and financial statement schedules of Ford
Holdings, Inc. and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.



/s/Coopers & Lybrand
Coopers & Lybrand
Detroit, Michigan
March 25, 1994